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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Golden Telecom, Inc. for the registration of 3,839,823 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 2004, with respect to the consolidated financial statements and schedule of Golden Telecom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG (CIS) LIMITED

Moscow, Russia
March 18, 2004